Exhibit 99.1

Grove Announces Third Quarter 2025 Financial Results

SAN FRANCISCO, CA — November 13, 2025 — Grove Collaborative Holdings, Inc. (NYSE: GROV) (“Grove” or the “Company”), the world’s first plastic neutral retailer and a leading sustainable consumer products company, certified B Corporation, and Public Benefit Corporation, today reported financial results for its fiscal third quarter ended September 30, 2025.

Key Financial Highlights: (comparison vs prior year unless otherwise noted)
●Total Revenue was $43.7 million, down 9.4% year-over-year; down 0.7% versus Q2
●Net Loss of $3.0 million, compared to Net Loss of $1.3 million in same period last year
●Adjusted EBITDA loss of $1.2 million, compared to breakeven in same period last year
●Executed a reduction in force in November expected to result in approximately $5M of annualized savings
●Continues to evaluate strategic options to accelerate scale, strengthen competitive position, and enhance shareholder value while maintaining focus on building a standalone company

“Grove is executing a clear plan to strengthen our foundation and return to growth, even as near-term friction from our ecommerce platform migration weighed on results,” said Jeff Yurcisin, Chief Executive Officer of Grove Collaborative. “We take accountability for the technology disruptions and have sharpened our focus on fixing the core customer experience, especially the mobile app, subscription management, and payments. Given that prioritization and reduction in advertising spend, we now expect full-year revenue at the lower end of our guidance range and no longer anticipate year-over-year growth in the fourth quarter. These choices protect liquidity and profitability today and set us up for durable, profitable growth in the future.

“As we execute, we’re rebuilding critical capabilities in-house, right-sizing our cost structure, and operating technology-first to drive speed and efficiency across the company. We’re also leaning into what differentiates Grove: a tightly curated marketplace of clean and sustainable products. Alongside that focus, we continue to evaluate strategic options that could accelerate our path to scale, strengthen our competitive position, or unlock additional value for investors. While the journey hasn’t been linear, we are building a stronger Grove, purpose-led, customer-obsessed, and positioned to scale responsibly.”

Third Quarter 2025 Financial Results
(All comparisons are versus the quarter ended September 30, 2024 except where otherwise noted)

Revenue was $43.7 million, a decline of 9.4% year-over-year and 0.7% sequentially. The year-over-year decline primarily reflects the lagging effects of reduced advertising investment in prior years, which led to a smaller active subscriber base entering 2025. Additionally, revenue was impacted by disruptions associated with the Company’s eCommerce platform migration. The slight sequential decline is a result of fewer orders partially offset by higher Net Revenue per Order.

Gross Margin was 53.3%, an improvement of 30 basis points compared to 53.0% in the third quarter of 2024. The increase was primarily driven by improved promotional efficiency and a more favorable product mix.

Operating Expenses were $26.1 million, down 19.5% compared to $32.3 million in the prior year. The decline was driven by lower stock-based compensation, reduced depreciation and amortization, lower fulfillment costs, and ongoing cost optimization initiatives.

Net Loss was $3.0 million, or (6.8%) Net Loss margin, compared to a net loss of $1.3 million, or (2.8%) Net Loss margin. The year-over-year change reflects lower interest expense and operating costs but are offset by the third quarter of 2024 including a significant non-cash gain related to the remeasurement of derivative liabilities, which contributed to the year-over-year decline in Net Income.

Adjusted EBITDA was negative $1.2 million, or (2.7%) margin, compared to breakeven in the prior year reflecting lower revenue and associated gross profit, offset by cost structure improvements.

Operating Cash Flow was a $1.0 million outflow for the quarter driven by the quarterly net loss, net of non-cash items, offset by a decrease in working capital. This is compared to a $0.8 million inflow in the prior year.

Cash, Cash Equivalents, and Restricted Cash totaled $12.3 million as of September 30, 2025, down from $14.0 million as of June 30, 2025 primarily reflecting net loss, net of non-cash items. The decrease in working capital was largely offset by investing and financing activities.

Third Quarter 2025 Key Metrics:

	Three Months Ended September 30,
(in thousands, except DTC Net Revenue Per Order)	2025	2024
Financial and Operating Data
DTC Total Orders	619	708
DTC Active Customers	660	710
DTC Net Revenue Per Order	$67	$67

Direct to Consumer (DTC) Total Orders were 619,000, a decline of 12.5% year-over-year. The year-over-year decline was primarily due to lower advertising spend relative to prior years resulting in fewer new customers and therefore fewer repeat orders due to the recurring nature of our business, along with headwinds related to the company's eCommerce migration.

DTC Active Customers – defined as the number of customers that have placed an order in the trailing twelve months – totaled 660,000 as of September 30, 2025, a decrease of 7.0% year-over-year. The year-over-year decline was primarily driven by lower advertising spend throughout 2024 compared to prior years, along with headwinds related to the company's eCommerce migration.

DTC Net Revenue Per Order was $66.76, a decrease of 0.4% year-over-year but an increase of 2.4% sequentially. The year-over-year decline primarily reflects a reduction in the number of units per order, mostly offset by mixing into higher priced categories such as Kitchen, Pantry and Wellness. The sequential improvement was driven by an increase in the number of units per order and lower discounting activity.

Plastic Intensity1 – measured as pounds of plastic per $100 in net revenue across all online and retail sales – was 0.94 pounds in the third quarter of 2025, improving from 1.06 pounds the third quarter of 2024.

Financial Outlook:
For the 12-month period ending December 31st, 2025, Grove is providing the following guidance:
Revenue
●Full year 2025 revenue is expected to be $172.5 - $175M, at the lower end of the previously communicated full year guidance range of down approximately mid-single-digit to low-double-digit percentage points year-over-year
●Fourth quarter, revenue is expected to remain roughly flat sequentially

Adjusted EBITDA
●Full year 2025 Adjusted EBITDA is still expected to be within the previously communicated guidance range of negative low-single-digit millions to breakeven.
●Fourth-quarter Adjusted EBITDA is expected to be positive.

The Company is tracking to the lower end of its revenue guidance range, reflecting the decision to maintain lower advertising investment while completing key customer-experience improvements. Despite lower revenue, Grove continues to expect full-year Adjusted EBITDA to remain within its prior guidance range, supported by the pullback in advertising spend, structural SG&A reductions executed earlier in November, and ongoing disciplined cost management.

Webcast and Conference Call Information:

The Company will host an investor conference call and webcast to review these financial results at 5:00pm ET / 2:00pm PT on the same day. The webcast can be accessed at https://investors.grove.co/. The conference call can be accessed by calling 877-413-7205. International callers may dial +1 201-689-8537. A replay of the call will be available until December 13, 2025 and can be accessed by dialing 877-660-6853 or 201-612-7415, access code: 13756791. The webcast will remain available on the Company’s investor relations website for 6 months following the webcast.
About Grove Collaborative Holdings, Inc.

Grove Collaborative Holdings, Inc. (NYSE: GROV) is the one-stop online destination for everyday essentials that create a healthier home and planet. Explore thousands of thoughtfully vetted products for every room and everyone in your home, including household cleaning, personal care, health and wellness, laundry, clean beauty, kitchen, pantry, kids, baby, pet care, and beyond. Everything Grove sells meets a higher standard — from health to sustainability and performance — so you get a great value without compromising your values. As a B Corp and Public Benefit Corporation, Grove goes beyond selling products: every order is carbon neutral, supports plastic waste cleanup initiatives, and lets you see and track the positive impact of your choices. Shopping with purpose starts at Grove.com.

Forward-Looking Statements

This press release contains "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements relating to strategic options accelerating our path to scale, strengthening our competitive position, or unlocking additional value for investors; full year 2025 revenue; fourth quarter revenue remaining roughly flat sequentially; expectations for 2025 and fourth-quarter Adjusted EBITDA; reduction in force delivering $5 million of annualized savings. The forward-looking statements contained in this press release are based on Grove’s current expectations and beliefs in light of the Company’s experience and perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors believed to be appropriate under the circumstances. There can be no assurance that future developments affecting the Company will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including disruptions relating to the eCommerce platform migration, changes in business, market, financial, political and legal conditions; legal and regulatory matters and developments; risks relating to the uncertainty of the projected financial information; Grove’s ability to successfully expand its business; competition; risks relating to tariffs, inflation and interest rates; effectiveness of the Company’s eCommerce platform and selling and marketing efforts; demand for Grove products and other brands that it sells and those factors discussed in documents filed, or to be filed, with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All forward-looking statements in this press release are made as of the date hereof, based on information available to Grove as of the date hereof, and Grove assumes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Non-GAAP Financial Measures
Some of the financial information and data contained in this press release, such as Adjusted EBITDA and Adjusted EBITDA margin, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP financial measures, and other measures that are calculated using such non-GAAP measures, are an addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to revenue, operating income, profit before tax, net income or any other performance measures derived in accordance with GAAP. Investors should not consider the non-GAAP financial measures in isolation from, or as a substitute for, GAAP measures. A reconciliation of historical Adjusted EBITDA to Net Income is provided in the tables at the end of this press release. Reconciliations of projected Adjusted EBITDA and projected Adjusted EBITDA Margin to the closest corresponding GAAP measures are not available without unreasonable effort on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures, such as the impact of depreciation and amortization of fixed assets, amortization of internal use software, the effects of net interest expense (income), other expense (income), and non-cash stock based compensation expense. Grove believes these non-GAAP measures of financial results, including on a forward-looking basis, provide useful information to management and investors regarding certain financial and business trends relating to Grove’s financial condition and results of operations. Grove’s management uses these non-GAAP measures for trend analyses and for budgeting and planning purposes. Grove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Grove’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management of Grove does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP measures. Other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Grove’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Grove calculates Adjusted EBITDA as net loss, adjusted to exclude: stock-based compensation expense; depreciation and amortization; changes in fair values of derivative liabilities; interest income; interest expense; restructuring and severance related costs; transaction related costs related to certain strategic merger & acquisition projects; provision for income taxes and certain litigation and legal settlement expenses. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net revenue. Because Adjusted EBITDA excludes these elements that are otherwise included in the Company’s GAAP financial results, this measure has limitations when compared to net loss determined in accordance with GAAP. Further, Adjusted EBITDA is not necessarily comparable to similarly titled measures used by other companies. For these reasons, investors should not consider Adjusted EBITDA in isolation from, or as a substitute for, net loss determined in accordance with GAAP.

Investor Relations Contact

ir@grove.co

Media Relations Contact

pr@grove.co

1 Grove defines plastic intensity as pounds of plastic used per $100 in revenue as a way to hold itself accountable for the pace at which it decouples revenue from the use of plastic. To calculate plastic intensity, Grove defines "plastic" as any of the following materials within both products and packaging: plastic resin codes #1-7 (from the ASTM International Resin Identification Coding System), inclusive of polyvinyl alcohol (PVA, PVOH, PVAl), silicone, bioplastics, and any plastic liners, coatings, and resins.

Grove Collaborative Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share amounts)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$8,907	$19,627
Restricted cash, current	2,400	3,675
Inventory	19,984	19,351
Prepaid expenses and other current assets	3,224	2,288
Total current assets	34,515	44,941
Restricted cash, noncurrent	1,002	1,002
Property and equipment, net	3,779	3,677
Intangible assets, net	2,408	712
Operating lease right-of-use assets	10,956	12,532
Other long-term assets	1,987	2,146
Total assets	$54,647	$65,010
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$8,768	$6,800
Accrued expenses	8,811	11,546
Deferred revenue	5,133	6,340
Debt, current	900	—
Operating lease liabilities, current	2,748	1,636
Other current liabilities	1,138	742
Total current liabilities	27,498	27,064
Debt, noncurrent	6,600	7,500
Operating lease liabilities, noncurrent	10,840	12,949
Derivative liabilities	1,085	1,274
Total liabilities	46,023	48,787

Redeemable convertible preferred stock	24,772	24,772

Stockholders’ deficit:
Common stock	4	4
Additional paid-in capital	642,494	639,960
Accumulated deficit	(658,646)	(648,513)
Total stockholders’ deficit	(16,148)	(8,549)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$54,647	$65,010

Grove Collaborative Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue, net	$43,734	$48,280	$131,307	$153,924
Cost of goods sold	20,412	22,678	60,526	70,519
Gross profit	23,322	25,602	70,781	83,405

Operating expenses:
Advertising	3,154	2,820	8,683	7,312
Product development	1,626	4,802	5,612	13,864
Selling, general and administrative	21,273	24,726	66,215	76,444
Operating loss	(2,731)	(6,746)	(9,729)	(14,215)

Non-operating expenses (income):
Interest expense	292	2,942	943	11,188
Changes in fair value of derivative liabilities	25	(7,813)	(189)	(8,019)
Other income, net	(94)	(550)	(375)	(2,627)
Total non-operating expenses (income), net	223	(5,421)	379	542
Loss before provision for income taxes	(2,954)	(1,325)	(10,108)	(14,757)
Provision for income taxes	6	11	25	31
Net loss	$(2,960)	$(1,336)	$(10,133)	$(14,788)
Less: Accumulated dividends on redeemable convertible preferred stock	(375)	(174)	(1,125)	(474)
Net loss attributable to common stockholders, basic and diluted	$(3,335)	$(1,510)	$(11,258)	$(15,262)
Net loss per share attributable to common stockholders, basic and diluted	$(0.08)	$(0.04)	$(0.29)	$(0.41)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	39,377,394	37,343,930	38,804,536	36,798,814

Grove Collaborative Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2025	2024
Cash Flows from Operating Activities
Net loss	$(10,133)	$(14,788)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on lease modification	—	(3,139)
Stock-based compensation expense	3,456	9,268
Depreciation and amortization	1,287	7,401
Changes in fair value of derivative liabilities	(189)	(8,019)
Non-cash interest expense	270	2,811
Asset impairment charges	—	700
Inventory write-down	(577)	(1,883)
Other non-cash expenses	8	(133)
Changes in operating assets and liabilities:
Inventory	1,989	6,113
Prepaids and other assets	955	340
Accounts payable	(436)	1,318
Accrued expenses	(2,720)	(5,040)
Deferred revenue	(1,207)	(384)
Operating lease right-of-use assets and liabilities	579	(4,671)
Other liabilities	(207)	87
Net cash used in operating activities	(6,925)	(10,019)

Cash Flows from Investing Activities
Cash paid for acquisitions	(2,848)	—
Proceeds from sale of property and equipment	13	93
Purchase of property and equipment	(1,133)	(1,392)
Net cash used in investing activities	(3,968)	(1,299)

Cash Flows from Financing Activities
Payment of issuance costs related to preferred stock and SEPA	(18)	—
Payment on finance agreement	(118)	—
Payments related to stock-based award activities, net	(1,063)	(1,077)
Payment of debt issuance costs	—	(114)
Repayment of debt	—	(42,000)
Proceeds from issuance of redeemable convertible preferred stock	—	15,000
Proceeds from issuance under employee stock purchase plan	141	235
Payment of debt modification costs	(44)	—
Net cash used in financing activities	(1,102)	(27,956)

Net decrease in cash, cash equivalents and restricted cash	(11,995)	(39,274)
Cash, cash equivalents and restricted cash at beginning of period	24,304	94,863
Cash, cash equivalents and restricted cash at end of period	$12,309	$55,589

Grove Collaborative Holdings, Inc.
Non-GAAP Financial Measures
(Unaudited)
(In thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(2,960)	$(1,336)	$(10,133)	$(14,788)
Stock-based compensation	1,109	2,758	3,456	9,268
Depreciation and amortization	421	2,774	1,287	7,401
Changes in fair value of derivative liabilities	25	(7,813)	(189)	(8,019)
Interest income	(94)	(549)	(375)	(2,628)
Interest expense	292	2,942	943	11,188
Restructuring and severance related costs	—	1,181	—	466
Transaction related costs	—	—	1,275	—
Provision for income taxes	6	11	25	31
Total Adjusted EBITDA	$(1,201)	$(32)	$(3,711)	$2,919
Net loss margin	(6.8)%	(2.8)%	(7.7)%	(9.6)%
Adjusted EBITDA margin (loss)	(2.7)%	(0.1)%	(2.8)%	1.9%

Source: Grove Collaborative Holdings, Inc.